Exhibit 24.1
POWER OF ATTORNEY
          Each undersigned, a director of ACE Limited, a Swiss company (the “Company”), hereby constitutes and appoints Evan G. Greenberg, Philip V. Bancroft and Robert F. Cusumano, and each of them, the true and lawful attorneys-in-fact and agents of such undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of such undersigned, in any and all capacities, to sign a registration statement (the “Registration Statement”) to effect the registration under the Securities Act of 1933, as amended (the “Act”), of common shares, debt securities and other securities of the Company and any and all amendments (including post-effective amendments) to such Registration Statement and any registration statement relating to the offering covered by such registration statement and filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.
Dated: November 20, 2008

/s/ Michael G. Atieh Michael G. Atieh

/s/ Mary A. Cirillo Mary A. Cirillo

/s/ Bruce L. Crockett Bruce L. Crockett

/s/ Evan G. Greenberg Evan G. Greenberg

/s/ Robert M. Hernandez Robert M. Hernandez

/s/ John A. Krol John A. Krol

/s/ Peter Menikoff Peter Menikoff

/s/ Leo F. Mullin Leo F. Mullin

/s/ Thomas J. Neff Thomas J. Neff
Exhibit 24.1

/s/ Robert Ripp Robert Ripp

/s/ Dermot F. Smurfit Dermot F. Smurfit

/s/ Olivier Steimer Olivier Steimer

/s/ Gary M. Stuart Gary M. Stuart
Exhibit 24.1